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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report, which includes an explanatory paragraph concerning WiseWire Corporation's ability to continue as a going concern, dated July 31, 1997, except for the first paragraph of Note 5 as to which the date is October 13, 1997 and Note 12 as to which the date is September 24, 1997, on our audits of the financial statements of WiseWire Corporation. We also consent to the references to our firm under the caption "Experts."


                                            /s/  PricewaterhouseCoopers, LLP


Pittsburgh, Pennsylvania
July 28, 1998